Exhibit h.4.u

EXECUTION

AMENDMENT
TO

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment and Joinder (“Amendment”) dated May 19, 2021 (“Effective Date”) is by and among Virtus Fund Services, LLC (“Company”), Virtus Alternative Solutions Trust, VATS Offshore Fund, Ltd., Virtus Asset Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Variable Insurance Trust, Virtus Investment Trust and Virtus Strategy Trust (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	Company, the Funds other than Virtus Investment Trust and Virtus Strategy Trust and BNY Mellon are parties to a Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration and accounting services to the Funds’ investment portfolios listed on Exhibit B to the Agreement (each, a “Portfolio”). Joinder Agreements and Amendments to the Sub-Administration and Accounting Services Agreement were entered into among certain parties on February 24, 2014, December 10, 2015, July 27, 2016, April __, 2017, September 21, 2017, December 1, 2018, March 8, 2019, May 22, 2019, September 1, 2019, November 18, 2019, August 27, 2020, November 16, 2020 and December 1, 2020 for the purpose of amending the Agreement and/or adding or removing certain Funds.

B.	The Company, each Fund and BNY Mellon desire that each Fund be a party to the Agreement and receive the sub-administration and accounting services set forth in the Agreement.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement, Company, each Fund and BNY Mellon agree to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each Fund listed at Exhibit A shall be considered to have a separate agreement with Company and BNY Mellon and hereby appoints BNY Mellon to provide administration and accounting services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.

2.	Exhibit A to the Agreement shall be amended and restated as attached hereto.

3.	Exhibit B to the Agreement is hereby deleted and replaced in its entirety with the Exhibit B attached hereto.

EXECUTION

3.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows.]

EXECUTION

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON

By:	/s/ Donald Brophy

Name:	Donald Brophy
Title:	Vice President

VIRTUS FUND SERVICES, LLC

By:	/s/ Patrick Bradley
Name:	Patrick Bradley
Title:	EVP, Fund services

VIRTUS ALTERNATIVE SOLUTIONS TRUST
VATS OFFSHORE FUND, LTD.

VIRTUS ASSET TRUST
VIRTUS EQUITY TRUST
VIRTUS INVESTMENT TRUST

VIRTUS OPPORTUNITIES TRUST

VIRTUS RETIREMENT TRUST
VIRTUS STRATEGY TRUST

VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ Patrick Bradley
Name:	Patrick Bradley
Title:	EVP

EXECUTION

EXHIBIT A

THIS EXHIBIT A, dated May 19, 2021 is Exhibit A to that certain Sub- Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Fund Services, LLC, the Funds as listed below and The Bank of New York Mellon.

FUNDS

Virtus Alternative Solutions Trust
VATS Offshore Fund, Ltd.

Virtus Asset Trust
Virtus Equity Trust
Virtus Investment Trust*

Virtus Opportunities Trust
Virtus Retirement Trust
Virtus Strategy Trust*

Virtus Variable Insurance Trust

*As of conversion expected to be June 14, 2021.

EXECUTION

EXHIBIT B

THIS EXHIBIT B, dated May 19, 2021 is Exhibit B to that certain Sub- Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Services, LLC, each of the Funds and the Portfolios listed below and The Bank of New York Mellon.

PORTFOLIOS

Virtus Alternative Solutions Trust

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund

VATS Offshore Fund, Ltd.

Virtus Asset Trust

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix Ultra-Short Bond Fund

Virtus SGA International Growth Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Silvant Small-Cap Growth Stock Fund

Virtus Zevenbergen Innovative Growth Stock Fund

EXECUTION

Virtus Equity Trust

Virtus KAR Capital Growth Fund*

Virtus KAR Equity Income Fund*

Virtus KAR Global Quality Dividend Fund*

Virtus KAR Mid-Cap Core Fund*

Virtus KAR Mid-Cap Growth Fund*

Virtus KAR Small-Cap Core Fund*

Virtus KAR Small-Cap Growth Fund*

Virtus KAR Small-Cap Value Fund*

Virtus KAR Small-Mid Cap Core Fund

Virtus KAR Small Mid-Cap Growth Fund

Virtus SGA Emerging Markets Growth Fund

Virtus SGA Global Growth Fund

Virtus SGA New Leaders Growth Fund

Virtus Tactical Allocation Fund*

Virtus Investment Trust1

Virtus AllianzGI Emerging Markets Opportunities Fund

Virtus AllianzGI Focused Growth Fund

Virtus AllianzGI Global Small-Cap Fund

Virtus AllianzGI Health Sciences Fund

Virtus AllianzGI Income & Growth Fund

Virtus AllianzGI Mid-Cap Fund

Virtus AllianzGI Small-Cap Fund

Virtus AllianzGI Technology Fund

Virtus NFJ Dividend Value Fund

Virtus NFJ International Value Fund

Virtus NFJ Large-Cap Value Fund

Virtus NFJ Mid-Cap Value Fund

Virtus NFJ Small-Cap Value Fund

Virtus Opportunities Trust

Virtus Duff & Phelps Global Infrastructure Fund*

Virtus Duff & Phelps Global Real Estate Securities Fund*

1 As of conversion expected to be June 14, 2021.

EXECUTION

Virtus Duff & Phelps International Real Estate Securities Fund*

Virtus Duff & Phelps Real Asset Fund

Virtus Duff & Phelps Real Estate Securities Fund*

Virtus FORT Trend Fund

Virtus KAR Emerging Markets Small-Cap Fund*

Virtus KAR International Small-Cap Fund*

Virtus KAR International Small-Mid Cap Fund

Virtus Newfleet Core Plus Bond Fund*

Virtus Newfleet High Yield Fund*

Virtus Newfleet Low Duration Core Plus Bond Fund*

Virtus Newfleet Multi-Sector Intermediate Bond Fund*

Virtus Newfleet Multi-Sector Short Term Bond Fund*

Virtus Newfleet Senior Floating Rate Fund*

Virtus Newfleet Tax-Exempt Bond Fund*

Virtus Vontobel Emerging Markets Opportunities Fund*

Virtus Vontobel Foreign Opportunities Fund*

Virtus Vontobel Global Opportunities Fund*

Virtus Vontobel Greater European Opportunities Fund*

Virtus Retirement Trust

None

Virtus Strategy Trust1

Virtus AllianzGI Convertible Fund

Virtus AllianzGI Core Plus Bond Fund

Virtus AllianzGI Emerging Markets Consumer Fund

Virtus AllianzGI Global Allocation Fund

Virtus AllianzGI Global Dynamic Allocation Fund

Virtus AllianzGI Global Sustainability Fund

Virtus AllianzGI High Yield Bond Fund

Virtus AllianzGI International Small-Cap Fund

Virtus AllianzGI Preferred Securities and Income Fund

Virtus AllianzGI Short Duration High Income Fund

Virtus AllianzGI Water Fund

Virtus NFJ Emerging Markets Value Fund

EXECUTION

Virtus Variable Insurance Trust

Virtus Duff & Phelps Real Estate Securities Series*

Virtus KAR Capital Growth Series*

Virtus KAR Equity Income Series

Virtus KAR Small-Cap Growth Series*

Virtus KAR Small-Cap Value Series*

Virtus Newfleet Multi-Sector Intermediate Bond Series*

Virtus SGA International Growth Series*

Virtus Strategic Allocation Series*

*For those Portfolios denoted with an asterisk, BNY Mellon performed the regulatory administration services described in Section 14(b) of the Agreement through April 15, 2014. Thereafter, BNY Mellon ceased performing regulatory administration services under the Agreement.